Exhibit 5.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS
The Sponsors and Trustee of
Municipal Investment Trust Fund--Investment Grade Portfolio--3 (BBB Quality or Better), Long Intermediate Term Series, Defined Asset Funds:

We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-11619 of our opinion dated December 29, 1997 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading 'Miscellaneous--Auditors' in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
January 12, 1998